                                                                      Exhibit 99


                            DAN BOTTRELL AGENCY, INC.

            ---------------------------------------------------------


                    NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
                     TO BE HELD ON APRIL 8, 1999


TO THE SHAREHOLDERS:


         Notice is hereby given that a Special Meeting of the shareholders of Dan Bottrell Agency, Inc. ("Bottrell") will be held at 700 North State Street, Suite 400, Jackson, Mississippi 39202, on April 8, 1999, at 8:30 o'clock a.m., local time, for the purpose of considering and voting on the following matters, all as more fully described in the accompanying Proxy Statement:


         (1) Approval of the Merger Agreement dated February 4,1999, among Bottrell, Trustmark Corporation, Trustmark National Bank and Trustmark Insurance Agency, Inc. ("TIA") which provides for the Merger of Bottrell with and into TIA.

         (2) Transaction of such other business as may properly come before the Special Meeting or any adjournments thereof.

         Only those shareholders of record at the close of business on February 2, 1999, shall be entitled to notice of and to vote at the Special Meeting.

                                            BY ORDER OF THE BOARD OF DIRECTORS

                            DAN BOTTRELL AGENCY, INC.
                                 MARCH 9, 1999


Dear Shareholders:


         You are cordially invited to attend a Special Meeting (the "Special Meeting") of Shareholders of Dan Bottrell Agency, Inc. ("Bottrell"), a Mississippi corporation, to be held at 700 North State Street, Suite 400, Jackson, Mississippi 39202 on April 8, 1999, at 8:30 a.m., local time.


         At the Special Meeting, you will be asked to consider and vote upon the approval of the Merger Agreement dated February 4, 1999, (the "Merger Agreement"), among Bottrell, Trustmark Corporation ("Trustmark"), Trustmark National Bank ("Trustmark Bank") and Trustmark Insurance Agency, Inc. ("TIA") pursuant to which, among other things (a) Bottrell will merge with and into TIA (the "Merger"), and (b) upon consummation of the Merger each share of Bottrell will be converted into shares of the common stock of Trustmark.


         The number of shares of Trustmark which you will receive for each Bottrell share will be determined on April 1, 1999. You can obtain that information by contacting William E. French, Bottrell's President, after that date.


         Unless you exercise your dissenters' rights of appraisal, on the effective date of the Merger your Bottrell shares will be converted into Trustmark common shares on a tax-free basis, except to the extent you receive cash in lieu of fractional shares.

         Only those shareholders of record at the close of business on February 2, 1999, will be entitled to notice of and to vote at the Special Meeting.

         YOUR BOARD OF DIRECTORS HAS UNANIMOUSLY APPROVED THE MERGER AGREEMENT AND RECOMMENDS THAT YOU VOTE FOR APPROVAL OF THE MERGER AGREEMENT.

         The Board believes, based on its own analysis, that the proposed Merger is in the best interests of Bottrell's shareholders.

         Accompanying this letter, you will find a Notice of Special Meeting of Shareholders, a Proxy Statement relating to the Special Meeting and a Proxy. The Proxy Statement more fully describes the Merger and includes information about Bottrell, Trustmark, Trustmark Bank and TIA.

         If you wish to vote in favor of the Merger please sign, date and return the enclosed proxy whether or not you plan to attend the Special Meeting. The prompt return of your signed proxy will assist Bottrell in minimizing the expense of soliciting proxies. Your proxy may be revoked at any time prior to the vote at the Special Meeting by notice to the Secretary of Bottrell, by execution and delivery of a later dated proxy or by revoking the proxy in person at the Special Meeting.

                                       Very truly yours,


                                       William E. French, President

                                      PROXY

                            Dan Bottrell Agency, Inc.
                              Jackson, Mississippi


                         SPECIAL MEETING OF STOCKHOLDERS
                                 APRIL 8, 1999

         The undersigned hereby appoint(s) William E. French or Jerry G. Veazey, Jr. the true and lawful attorneys-in-fact for the undersigned, with full power of substitution, to vote as proxies for the undersigned at a Special Meeting of shareholders of Dan Bottrell Agency, Inc. ("Bottrell") to be held at 700 North State Street, Suite 400, Jackson, Mississippi 39202, at 8:30 o'clock a.m., local time, on April 8, 1999, and at any and all adjournments thereof, the number of shares of Bottrell held by the undersigned on February 2, 1999, (the "Record Date") which the undersigned would be entitled to vote if then personally present, for the following purposes:


         1. Approval of the Merger Agreement which provides for the Merger of Bottrell with and into Trustmark Insurance Agency, Inc..

         [ ] Approve            [ ] Disapprove             [ ] Abstain

  2. In their discretion the proxies are authorized to vote on such other business as may properly come before the Special Meeting or any adjournments thereof.

         THIS PROXY, WHICH IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF BOTTRELL, WILL BE VOTED FOR PROPOSAL 1 UNLESS A CONTRARY DIRECTION IS INDICATED, IN WHICH CASE IT WILL BE VOTED AS DIRECTED. THE PROXIES INTEND TO VOTE ON ANY OTHER BUSINESS COMING BEFORE THE SPECIAL MEETING PURSUANT TO THE AUTHORITY GRANTED IN PARAGRAPH 2 IN ACCORDANCE WITH THE DIRECTION OF A MAJORITY OF THE BOARD OF DIRECTORS OF BOTTRELL.

         Your vote is important. Accordingly, even if you plan to attend the Special Meeting, please date the Proxy and sign your name exactly as it appears on the stock records of Bottrell and return this Proxy to Bottrell in the enclosed envelope. When shares are held by joint tenants, both are requested to sign. This Proxy may be revoked prior to its exercise by following the procedures set out in the attached Proxy Statement. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If signed as a corporation, please sign full corporate name by authorized officer.


                                             ---------------------------------
                                                         Signature

                                             ---------------------------------
                                                           Date

                                             ---------------------------------
                                                 Signature if held jointly

                                             ---------------------------------
                                                           Date

         PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY PROMPTLY, USING THE ENCLOSED ENVELOPE.